Exhibit 99.1

Performant Financial Corporation Announces Financial Results for First Quarter 2017

Livermore, Calif., May 9, 2017 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its first quarter ended March 31, 2017:

First Quarter Financial Highlights

•	Total revenues of $33.1 million, compared to revenues of $38.3 million in the prior year period, down 13.5%

•	Net loss of $3.0 million, or $(0.06) per diluted share, compared to a net income of $0.1 million, or $0.00 per diluted share, in the prior year period

•	Adjusted EBITDA of $2.8 million, compared to adjusted EBITDA of $7.4 million in the prior year period

•	Adjusted net loss of $1.9 million, or $(0.04) per diluted share, compared to an adjusted net income of $2.0 million or $0.04 per diluted share in the prior year period

First Quarter 2017 Results

"Despite ongoing challenges with the Department of Education and the old CMS recovery audit contracts, we made solid progress during the quarter by expanding our technology and services into new markets,” said Lisa Im, Performant Financial’s Chief Executive Officer. "Additionally, although we were encouraged by the GAO's decision to sustain both of our protests related to the Department of Education contract award, even if were we to receive contract award in the very near term, we do not anticipate that it would have a material impact on our 2017 results."

Student lending revenues in the first quarter were $24.5 million, a decrease of 17.2% from revenues of $29.6 million in the prior year period. The U.S. Department of Education and our Guaranty Agency clients accounted for revenues of $1.6 million and $22.9 million, respectively, in the first quarter of 2017, compared to $7.3 million and $22.3 million in the prior year period. Student loan placement volume (defined below) during the quarter totaled $0.7 billion, compared to $0.6 billion in the prior year period. This figure reflects an 18% uptick in placements from Guaranty Agencies.

Healthcare revenues in the first quarter were $1.6 million, down from $2.7 million in the prior year period, as the Company's healthcare revenues continue to be adversely affected by the limitations on the scope of recovery activities and wind down of the current contract that have been imposed during the Centers for Medicare and Medicaid Services ("CMS") contract transition. Medicare audit recovery revenues were less than $0.1 million in the first quarter, a decline of $1.1 million from the prior year period. Commercial healthcare clients contributed revenues of $1.6 million, an increase of $0.1 million from the prior year period.

Other revenues in the first quarter were $6.9 million, up from $5.9 million in the prior year period.

As of March 31, 2017, the Company had cash and cash equivalents of approximately $27.0 million.

Business Outlook

Im continued, “As to the current fiscal year, we are reiterating our 2017 revenue and Adjusted EBITDA guidance ranges of $125 million to $145 million and $10 million to $13 million, respectively.”

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Earnings Conference Call

The Company will hold a conference call to discuss its first quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 855-327-6837 (domestic) or 778-327-3988 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 10002938. The telephonic replay will be available approximately three hours after the call, through May 16, 2017.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income/(loss). These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income/(loss) to net income/(loss) determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income/(loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income/(loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income/(loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues, net income and adjusted EBITDA in 2017. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that we have significant indebtedness maturing in 2018 that we will need to refinance and refinancing may not be available to us on reasonable terms or at all, that we did not receive a new student loan recovery contract award from the Department of Education, our longstanding and significant client, that limitations on the scope of our audit activity under our RAC contract over the past three years have significantly reduced our revenue opportunities, that the amount of commissions we are required to return to CMS due to successful appeals by providers could exceed our estimated appeals reserve, the high level of revenue concentration among the Company's three largest customers, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive and do not provide for committed business volumes, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2016 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek

Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,960	$32,982
Restricted cash	7,500	7,502
Trade accounts receivable, net of allowance for doubtful accounts of $224 and $224, respectively	12,817	11,484
Deferred income taxes	—	5,331
Prepaid expenses and other current assets	15,055	12,686
Income tax receivable	1,985	2,027
Total current assets	64,317	72,012
Property, equipment, and leasehold improvements, net	24,054	23,735
Identifiable intangible assets, net	5,621	5,895
Goodwill	82,522	82,522
Deferred income taxes	3,812	—
Other assets	895	914
Total assets	$181,221	$185,078
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $978 and $1,294, respectively	$13,702	$9,738
Accrued salaries and benefits	5,777	4,315
Accounts payable	974	628
Other current liabilities	5,046	4,409
Income Tax Payable	—	—
Estimated liability for appeals	19,298	19,305
Net payable to client	13,039	13,074
Total current liabilities	57,836	51,469
Notes payable, net of current portion and unamortized debt issuance costs of $222 and $272, respectively	36,932	43,878
Deferred income taxes	—	1,130
Other liabilities	2,318	2,356
Total liabilities	97,086	98,833
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at March 31, 2017 and December 31, 2016; issued and outstanding 50,486 and 50,234 shares at March 31, 2017 and December 31, 2016, respectively	5	5
Additional paid-in capital	66,499	65,650
Retained earnings	17,631	20,590
Total stockholders’ equity	84,135	86,245
Total liabilities and stockholders’ equity	$181,221	$185,078

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues	$33,109	$38,279
Operating expenses:
Salaries and benefits	20,696	21,337
Other operating expenses	13,441	14,357
Total operating expenses	34,137	35,694
Income (loss) from operations	(1,028)	2,585
Interest expense	(1,606)	(2,432)
Income (loss) before provision for income taxes	(2,634)	153
Provision for income taxes	325	73
Net income (loss)	$(2,959)	$80
Net income (loss) per share
Basic	$(0.06)	$0.00
Diluted	$(0.06)	$0.00
Weighted average shares
Basic	50,304	49,643
Diluted	50,304	50,189

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2017	2016
Net income (loss)	$(2,959)	$80
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on disposal of asset	4	9
Depreciation and amortization	2,774	3,390
Deferred income taxes	389	(570)
Stock-based compensation	1,103	1,204
Interest expense from debt issuance costs and amortization of discount note payable	366	279
Write-off unamortized debt issuance costs	—	468
Changes in operating assets and liabilities:
Trade accounts receivable	(1,333)	4,694
Prepaid expenses and other current assets	(2,369)	159
Income tax receivable	42	(315)
Other assets	19	10
Accrued salaries and benefits	1,462	1,561
Accounts payable	346	(402)
Other current liabilities	637	171
Income taxes payable	—	(895)
Estimated liability for appeals	(7)	(54)
Net payable to client	(35)	1,538
Other liabilities	(38)	(41)
Net cash provided by operating activities	401	11,286
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(2,823)	(1,803)
Net cash used in investing activities	(2,823)	(1,803)
Cash flows from financing activities:
Repayment of notes payable	(3,348)	(24,769)
Debt issuance costs paid	—	(410)
Restricted cash for repayment of notes payable	2	(7,516)
Taxes paid related to net share settlement of stock awards	(254)	(169)
Proceeds from exercise of stock options	3	310
Income tax benefit from employee stock options	—	80
Payment of purchase obligation	—	(142)
Net cash used in financing activities	(3,597)	(32,616)
Effect of foreign currency exchange rate changes on cash	(3)	14
Net decrease in cash and cash equivalents	(6,022)	(23,119)
Cash and cash equivalents at beginning of period	32,982	71,182
Cash and cash equivalents at end of period	$26,960	$48,063
Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$(118)	$1,760
Cash paid for interest	$1,255	$1,688

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Adjusted Earnings Per Diluted Share:
Net income (loss)	$(2,959)	$80
Plus: Adjustment items per reconciliation of adjusted net income	1,044	1,871
Adjusted net income (loss)	(1,915)	1,951
Adjusted Earnings Per Diluted Share	$(0.04)	$0.04
Diluted avg shares outstanding	50,304	50,189

	Three Months Ended March 31,
	2017	2016
Adjusted EBITDA:
Net income (loss)	$(2,959)	$80
Provision for income taxes	325	73
Interest expense	1,606	2,432
Restructuring and other expenses (3)	—	232
Depreciation and amortization	2,774	3,390
Stock-based compensation	1,103	1,204
Adjusted EBITDA	$2,849	$7,411

	Three Months Ended March 31,
	2017	2016
Adjusted Net Income (Loss):
Net income (loss)	$(2,959)	$80
Stock-based compensation	1,103	1,204
Amortization of intangibles (1)	271	936
Deferred financing amortization costs (2)	366	746
Restructuring and other expenses (3)	—	232
Tax adjustments (4)	(696)	(1,247)
Adjusted Net Income (Loss)	$(1,915)	$1,951

(1) Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(2) Represents amortization of capitalized financing costs related to financing conducted in 2012 and costs related to the amendments of the terms of the note payable in 2014 and 2016.
(3) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants.
(4) Represents tax adjustments assuming a marginal tax rate of 40%.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

We are providing the following preliminary estimates of our financial results for the year ended December 31, 2017:

	Year Ended
	December 31, 2016	December 31, 2017
	Actual	Estimate
Adjusted EBITDA:
Net income (loss)	$(11,453)	$ (5,220) to (5,400)
Provision for (benefit from) income taxes	(4,370)	(3,480) to (3,600)
Interest expense	7,897	4,950 to 6,250
Restructuring and other expenses (3)	329	—
Depreciation and amortization	13,380	10,500 to 11,500
Stock-based compensation	4,713	3,250 to 4,250
Adjusted EBITDA	$25,934	$ 10,000 to 13,000

(3) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants.